Ex-23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 dated July 11, 1996 (Registration Statement No. 333-09139) of our reports dated August 26, 1996, relating to the consolidated financial statements and schedule of Pharmaceutical formulations, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1996.

                                BDO Seidman, LLP

Woodbridge, New Jersey
September 25, 1996